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Jim Mullen, CEO Merrill Lynch Healthcare Conference New York, NY February 7, 2008

Forward Looking Statements This presentation includes forward-looking statements about: our expected revenues, earnings, and cash flows the size and growth of the markets for our products, estimates of sales for our products, our expected filings with regulatory agencies, the anticipated development and timing of programs in our clinical pipeline our external business development initiatives the sales potential of TYSABRI(r) Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, the consequences of the nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our quarterly reports on Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Proxy Solicitation Statement Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. In addition, Biogen Idec files annual, quarterly and special reports with the Securities and Exchange Commission (the "SEC"). The proxy statements and other reports, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. Biogen Idec stockholders are advised to read carefully any proxy statement filed in connection with the Company's 2008 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company's proxy statement will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, by toll- free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com.

Agenda Business Review & Outlook Strategy & Fundamentals 2008 Guidance

2003 2004 2005 2006 2007 2008 2009 2010 Revenue 1.85 2.212 2.423 2.683 3.139 EPS 1.22 1.4 1.57 2.25 2.65 Biogen Idec's Value Creation Pipeline positioned for strong growth Note: The EPS references on this slide refer to non-GAAP EPS. Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. Full detail for 2003 through 2007 provided in the last slide of this presentation. Revenue and EPS CAGR 14% 22% 2003 - 2007 CAGR Goal Revenue = 15% EPS = 20% Revenue EPS $2.74 +22% y/y $1.22 $1.9B $3.2B +18% y/y 2007-2010 Goal 15% Revenue 20% EPS Pipeline Positioned for Strong Growth

Profitable Biotech Peers 4 Year Stock Return AMGN -0.07 MLNM -0.05 DNA 0.09 GENZ 0.11 BIIB 0.12 GILD 0.33 CELG 0.42 4 year compound annual growth (CAGR): 12/31/2003-12/31/2007

2010 Operating Goals Drive exceptional revenue growth TYSABRI(r) patients on therapy exceeds 100,000 by year end 2010 AVONEX(r) maintains its patient market share in the "ABCR" market Anti-CD20 franchise growth fueled by filings in at least 2 additional indications Over 40% of revenue from International business Build the best pipeline in the industry 2 new products or major indications launched 6 programs in late stage development Continued execution of disciplined external growth strategy

Agenda Business Review & Outlook Strategy & Fundamentals 2008 Guidance

Significant Products Global Specialty Markets High Unmet Need Biogen Idec's Strategy Advance pipeline and expand TAs Expand geographic reach Develop and Commercialize Blockbuster Brands Advance world class biologics development and manufacturing capabilities Deliver strong financial performance Execute disciplined external growth plan

2004 2005 2006 2007 AVONEX 1417.2 1543.1 1706.7 1867.842 RITUXAN 615.7 708.9 810.9 926.098 TYSABRI 3.1 4.7 35.8 229.844 Strong Commercial Foundation Relaunched in US and launched in EU in July 2006 A major advance in MS for patients who need more efficacy Partnered with Elan Pharmaceuticals ~$4.6B in 2007 global end patient sales One of largest biologic blockbusters Standard of care for NHL Approved Feb 2006 for RA Continuing development to further expand label Partnered with Genentech Revenue to BIIB #1 prescribed MS therapy world wide Developed, launched, and marketed solely by Biogen Idec

Building Blocks for Growth 2nd and 3rd generation molecules (Ocrelizumab, etc.) Additional indications Lupus CLL MS RA - DMARD IR RA penetration and market share Additional indications (e.g. oncology) Crohn's Disease Geographic expansion Japan South America China/India Penetration and market share in MS Life cycle management Patient convenience Brand extension Geographic expansion Japan South America China/India Increased penetration & market growth

TYSABRI(r) Patient Update Current AVONEX US 70000 Int'l 60000 Clinical 2008 2009 2010 US 10500 40000 Int'l 5500 60000 Clinical 1000 WW Patients on Therapy 100,000 130,000+ TYSABRI(r) Patients Oct '06 Feb Apr May July Sept Dec Total 3100 7500 10000 12500 14000 17000 21000 AVONEX(r) Patients 21,000 2007 ~5% WW Market Share

TYSABRI(r) Patient Update As of late December 2007: over 21,000 world wide patients on TYSABRI(r) therapy US Commercial: ~12,900 patients on commercial therapy International Commercial: ~7,500 patients on commercial therapy Clinical Trials: ~700 patients on therapy in clinical trials 95 of the top 100 physicians have prescribed TYSABRI(r) No cases of PML since relaunch in US and launch in EU in July 2006 As of mid-December 2007 Cumulatively, in the combined clinical trial and post marketing settings, up to 30,900 patients have been treated with TYSABRI(r); and Of those patients, up to 6,300 have received at least one year of TYSABRI(r) therapy. 4 out of 5 TYSABRI(r) patients are new to the Biogen Idec MS franchise

Significant Growth Opportunity NHL (with 3 label expansions in '06) RA - anti-TNF-IR (launched Q1 '06) RA label expansions - Ph. 3 (including DMARD-IR) CLL - Ph. 3 PPMS - Ph. 2/3 RA - Ph.1/2 completed RRMS - Ph. 2 planned Ocrelizumab Ocrelizumab SLE Ph. 2/3 & LN Ph. 3 in 2009 Marketed 2008 Data Readouts

Rituxan®
Rituximab

Expanding the RITUXAN® Franchise

Indication	Global Market Size	H1 2008 Data Readouts
Rheumatoid Arthritis (Current label)	$6+ billion • 300K TNF-IR patients • 1.3 million DMARD IR patients	Ph. 3: reduction in signs and symptoms at week 24 (%ACR 20) among other composite endpoints ✓ Positive top line data on January 25th
Multiple Sclerosis	$5+ billion • ~75K PPMS patients	Ph. 2/3 in PPMS: efficacy, time to disease progression (EDSS) over 96 weeks, safety, and tolerability
Lupus	1.5 million patients • ~1/3 of SLE pts have Lupus Nephritis	Ph. 2/3: efficacy in in achieving and maintaining a major clinical response or partial clinical response at 52 weeks

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Leveraging Value via our Extensive Global Footprint MASSACHUSETTS Cambridge - HQ SWITZERLAND Zug - HQ Direct commercial capabilities in 25 countries Distributors and partners extend commercial reach to over 70 additional markets

Markets in which Biogen Idec is Investing Neurology Oncology Immunology Cardiology Hemophilia MS Parkinson's Disease Neuropathic Pain Hematologic Tumors Solid Tumors Rheumatoid Arthritis GI Disorders Lupus Congestive Heart Failure Pulmonary Arterial Hypertension Factor VIII Factor IX Pipeline Commercial Specialty Market # of Dev Programs 7 1 1 4 5 4 2 2 2 1 1 1 $1.7B ~$0.8 B ~$0.1B BIIB Revenue

R&D Investments Focus on Specialty Markets Offering Superior Economics Degree of Unmet Need Market Type General Practitioner Specialty High Market Size (Today vs. 2012) $2B $1B RA Lupus Hemophilia MS CLL Low CHF CHF CLL Hemophilia Lupus MS RA Today 1.9 0.3 4.3 0.4 6.0 6.5 2012 2.1 1.0 6.0 2.5 10.0 10.0 $ Billions Today 4.5 0.4 <0.1 1.5 1.0 4.0 WW Market Size Prevalence (MM) 2001

Growth Beyond 2010 PC/Ph. 1 Registrational or Filing Internally Sourced Externally Sourced Factor IX Hem B Factor VIII Hem A Neublastin Neuropathic Pain Anti-CD40L Fab SLE Adentri CHF Aviptadil PAH BIIB14 PD CDP323 MS Daclizumab MS HSP90i GIST Volociximab Ovarian TYSABRI(r) Multiple Myeloma BG-12 MS TYSABRI(r) CD Lixivaptan Hyponatremia/CHF Ocrelizumab RA Anti-CRIPTO Solid Tumors Anti-TWEAK RA Avonex UC RAF Solid Tumors Anti-IGF-1R Solid Tumors Anti-CD20 RRMS LTbR-Fc RA Proof of Concept/Ph. 2 Lumiliximab CLL Galiximab NHL RITUXAN(r) RA DMARD IR RITUXAN(r) Lupus RITUXAN(r) PPMS RITUXAN(r) CLL 15 Programs in Ph. 2 or Beyond

Building Pipeline with Efficient Use of Cash Recent BD Deals Upfront Payments $220M $140M $30M $7.5M $150M $40M $50M Future Potential Payments Up to $315M Up to $660M Up to $239M Up to $30M Up to $100M Up to $80M Up to $170M > 10 molecules ~$1.6B Less than $640M Year Completed 2003/2006 2005 2006 2006 2006 2007 2007

Growth Beyond 2010

Expected Data Readouts

	PC/Ph. 1	*Proof of Concept/Ph. 2*	*Registrational or Filing*
Internally Sourced	Anti-CRIPTO Solid Tumors Anti-TWEAK RA Avonex UC RAF Solid Tumors Anti-IGF-1R Solid Tumors	Anti-CD20 RRMS LTβR-Fc RA ✓ H2 '07 Ph2a ❑ H2 '08 Ph2b	Lumiliximab CLL Galiximab NHL RITUXAN® RA DMARD IR ✓ H1 '08 Ph3 RITUXAN® Lupus ❑ H1 '08 Ph2/3 RITUXAN® PPMS ❑ H1 '08 Ph2/3 RITUXAN® CLL ❑ H2' 08 Ph3
Externally Sourced	Factor IX Hem B ❑ H2 '08 Ph1/2 Factor VIII Hem A Neublastin Neuropathic Pain Anti-CD40L Fab SLE	Adentri CHF Aviptadil PAH BIIB14 PD ❑ H2 '08 Ph2a CDP323 MS Daclizumab MS ✓ H2 '07 Ph2 HSP90i GIST ❑ H2 '08 Ph1/ 2 Volociximab Ovarian ❑ H2 '08 Ph2 TYSABRI® Multiple Myeloma	BG-12 MS TYSABRI® CD Lixivaptan Hyponatremia/CHF Ocrelizumab RA

15 Programs in Ph. 2 or Beyond

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Discovery Engine with Demonstrable Results TWEAK Program Recently discovered inflammation pathway may play an important role in the disease process that causes RA LINGO Program Anti-LINGO-1 antibody can promote spinal cord remyelination and axonal integrity in preclinical studies Potential role as a treatment for MS and other demyelinating diseases of the central nervous system Baminercept (LTbR-Fc) Novel therapeutic approach, potential to treat RA Positive Phase 2a data at ACR 2007 Ongoing Phase 2b program

Significant Products Global Specialty Markets High Unmet Need Biogen Idec's Strategy Advance pipeline and expand TAs Expand geographic reach Develop and Commercialize Blockbuster Brands Advance world class biologics development and manufacturing capabilities Deliver strong financial performance Execute disciplined external growth plan

Agenda Business Review & Outlook Strategy & Fundamentals 2008 Guidance

2008 Financial Guidance 15 to 20% revenue growth over 2007 Increasing leverage of operating margins R&D: 26-28% of revenue SG&A: 21-23% of revenue Operating Expenses: $1.9 - 2.0 Billion Excluding TYSABRI collaboration profit share Non-GAAP tax rate expected to be 28% - 30% GAAP EPS guidance $2.23 - $2.38 Non-GAAP EPS $3.20 - $ 3.35 (17-22% growth) Capital Expenditures $210 - $260 million Note: Non-GAAP EPS excludes FAS123R stock option expensing of ~$20 million pre-tax ($0.05 per share after-tax) and purchase accounting and merger-related accounting impacts of ~$340 million pre-tax ($0.92 per share after-tax) for already completed transactions.

Jim Mullen, CEO Merrill Lynch Healthcare Conference New York, NY February 7, 2008

GAAP to non-GAAP Reconciliation 2003 -2007 Diluted EPS and Net Income Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non- GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS. The GAAP figures reflect: * 2004 and beyond - the combined Biogen Idec * 2003 - a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03) Numbers may not foot due to rounding. Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2003-2007).